Two Harbors Investment Corp. Second Quarter 2013 Earnings Call August 7, 2013

2 Forward-Looking Statements This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Factors that could cause actual results to differ include, but are not limited to, higher than expected operating costs, changes in prepayment speeds of mortgages underlying our residential mortgage-backed securities, the rates of default or decreased recovery on the mortgages underlying our non-Agency securities, failure to recover certain losses that are expected to be temporary, changes in interest rates or the availability of financing, the impact of new legislation or regulatory changes on our operations, the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process, the inability to acquire mortgage loans or securitize the mortgage loans we acquire, the impact of new or modified government mortgage refinance or principal reduction programs, and unanticipated changes in overall market and economic conditions. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission. All subsequent written and oral forward looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Safe Harbor Statement

Executive Summary Second Quarter Results – Protected Book Value in a Volatile Environment  Positioned portfolio defensively to protect book value from rising interest rates and wider mortgage spreads.  Reported book value of $10.47 per diluted common share and declared a $0.31 dividend.  Incurred Comprehensive Loss of $146.1 million, or $0.40 per diluted weighted average common share. Year-to-date Comprehensive Income was $101.9 million, a return on equity of 5.2%, or $0.30 per diluted weighted average share.  Generated Core Earnings of $78.1 million, or $0.21 per diluted weighted average common share.  Repurchased one million shares under share repurchase program, which was accretive to book value at the time of the repurchase.  Approximately 3.5 million warrants were exercised in the second quarter with 4.2 million warrants remaining, which expire on November 7, 2013. 3

Macroeconomic Update (1) Source: CoreLogic Home Price Index rolling 12-month change as of May 31, 2013. Key Macroeconomic Factors that Impact our Business Interest Rates  Interest rates moved higher in the second quarter, as employment strengthened and concern increased around the Federal Reserve tapering RMBS purchases.  We were positioned defensively against a rise in interest rates and wider mortgage spreads. Employment  While unemployment remains high, recent job creation indicates improvements in the economy.  Unemployment is a meaningful determinant of probability of default on a mortgage loan. Home Prices  The U.S. housing market continues to perform well, with the CoreLogic Home Price Index +12.2%(1) on a rolling 12-month basis.  Improving housing prices are good for our non-Agency portfolio. Policy Considerations:  GSE reform  Potential new FHFA Director  HARP extension through 2015  Future of Fed’s QE plan 4

5 Investment Opportunities Core Competencies – Understanding and managing prepayment, interest rate and credit risk within the mortgage and housing finance markets  Agency and non-Agency markets  Progress on several new opportunities: ― Mortgage Servicing Rights (MSRs) ― Mortgage Loan Conduit and Securitization ― Credit Sensitive Loans (CSLs)  Criteria for evaluating investment opportunities includes the following: ― Grounded in our core competencies ― Demonstrates attractive return profiles ― Improve the risk-reward profile by dampening volatility and seizing shifting market opportunities ― Creates franchise value

110 110 Financial Summary Financial Highlights Core Earnings(1) Expense Ratio  Core Earnings(1) of $0.21 per weighted average share represents an annualized ROE of 7.6%.  GAAP Earnings of $1.06 per weighted average share.  Debt-to-equity increased to 3.6x from 3.1x at March 31, 2013. Net of TBAs, implied debt-to-equity decreased to 2.9x, from 3.6x at March 31, 2013(2).  Expense ratio of 0.9% - increase due to loan activities and lower equity base from mark-to-market declines. $76.3 $87.1 $84.0 $89.7 $78.1 $0.36 $0.32 $0.28 $0.29 $0.21 $0.0 $0.1 $0.2 $0.3 $0.4 $0.5 $0.0 $20.0 $40.0 $60.0 $80.0 $100.0 Q2-2012 Q3-2012 Q4-2012 Q1-2013 Q2-2013 Core Earnings ($M) Core EPS ($) 0.7% 0.5% 0.7% 0.7% 0.9% 0.0% 2.0% 4.0% Q2-2012 Q3-2012 Q4-2012 Q1-2013 Q2-2013 Other Operating Expenses as % of Average Equity (1) Core Earnings is a non-GAAP measure that we define as GAAP net income, excluding impairment losses, gains or losses on sales of securities and termination of interest rate swaps, unrealized gains or losses on trading securities, interest rate swaps and swaptions, certain gains or losses on derivative instruments, certain non-recurring gains and losses related to discontinued operations, and certain non-recurring upfront costs related to securitization transactions. As defined, Core Earnings includes interest income associated with our inverse interest-only securities (Agency Derivatives) and premium income or loss on credit default swaps. (2) Implied debt-to-equity is calculated after including net long or short TBA position. As of June 30, 2013 and March 31, 2013, the net TBA position was short $2.7 billion and long $2.2 billion notional, respectively. Accounting Matters  OTTI of $1.4 million remained immaterial to our non-Agency RMBS portfolio.  We released $29 million of credit reserves in the second quarter.  Closed purchase of Matrix Financial Services Corporation.  Recognized GAAP tax expense of $49 million. 6

7 Book Value Book Value Q2-2013 Book Value ($M) Q2-2013 Book Value per Share Year-to-Date 2013 Book Value ($M) Year-to-Date 2013 Book Value per Share Beginning Stockholders’ equity – basic $4,065.1 $11.23 $3,450.6 $11.55 GAAP Net Income: Core Earnings, net of tax 78.1 167.8 Realized gains, net of tax 83.4 33.6 Unrealized mark-to-market gains, net of tax 226.1 328.5 Discontinued operations 1.0 2.4 Other comprehensive loss (534.7) (430.4) Dividend declaration (113.4) (573.7)(2) Other 1.0 1.0 Balance before capital transactions $3,806.6 $2,979.8 Issuance of common stock, net of offering costs 0.2 763.2 Repurchase of common stock (10.5) (10.5) Proceeds from issuance of common stock through warrant exercise 37.8 101.6 Ending Stockholders’ equity – basic 3,834.1 10.48 3,834.1 10.48 Warrants outstanding(1) - (0.01) - (0.01) Ending Stockholders’ equity – diluted $3,834.1 $10.47 $3,834.1 $10.47 (1) Using the treasury stock method, 0.3 million shares would be considered outstanding and dilutive to book value per share at June 30, 2013. (2) Includes the special dividend of Silver Bay common stock of $343.5 million. Year-to-date Core Earnings and realized gains of $0.61 per weighted share Year-to-date cash dividend per common share of $0.63 or $230.2 million Year-to-date Comprehensive Income of $101.9 million; includes Q2-2013 comprehensive loss of $146.1 million Repurchased 1.0 million shares of stock at a price of $10.50 per share, which was accretive to book value at the time of the purchase

Diverse Agency Counterparties(2) 8 Financing Profile High-Quality Non-Agency Counterparties(3)  We continue to ladder repo maturities, and average 86 days to maturity. We currently have 24 counterparties.  The majority of repo is held with counterparties having a CDS spread of <150, indicating low overall counterparty risk profile.  Approximately 57% of our Agency repo is with counterparties based in North America and 51% of our non-Agency repo is with counterparties based in North America.  Increased conduit financing arrangements by over $600 million, including entering into mortgage loan warehouse facility and a short-term loan and security agreement. (1) As of June 30, 2013. (2) Reflects the counterparty percentage of our outstanding repurchase agreements for our Agency portfolio as of June 30, 2013. (3) Reflects the CDS Spread for our non-Agency portfolio repo counterparties as of June 30, 2013. 13.1% 11.4% 9.6% 8.7% 8.2% 8.2% 7.9% 7.8% 5.1% 4.6% 3.7% 3.3% 2.1% 1.9% 1.7% 1.1% 1.1% 0.5% 15.9% 66.2% 17.9% CDS Spread ≤100 CDS Spread 101 to 150 CDS Spread 150 + (1)

110  Positioned portfolio defensively in the second quarter  Mark-to-market decline in Agency portfolio as spreads widened  Non-Agency fundamental performance is strong (prepays higher)  Outperformed the benchmark 50/50 index portfolio shown below Sector Q2-2013 Agency Strategy: Barclays US MBS Fixed Rate Index vs. duration-matched swap at 6:1 leverage (13.7%) Credit: ABX 06-2 AAA 0.4% Proxy for 50% Agency and 50% Non-Agency Strategy (6.6%) Two Harbors’ Return on Book Value(3) (3.7%) Benchmark Indices(2) Portfolio Performance Summary 9 110 3.3% 3.1% 2.9% 2.9% 2.7% 9.6% 9.6% 9.5% 9.2% 9.1% 4.6% 4.2% 4.0% 4.0% 3.7% – 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% Q2-2012 Q3-2012 Q4-2012 Q1-2013 Q2-2013 Agency RMBS Non-Agency RMBS Aggregate Portfolio (1) Agency yield includes impact of Agency Derivatives. Interest income on Agency Derivatives was $4.4 million and $2.3 million for the first quarter of 2013 and the second quarter of 2013, respectively, contributing an additional 0.1% to aggregate yields for the first quarter. (2) Source for benchmark indices: Bloomberg. (3) See Appendix page 14 for calculation of second quarter 2013 return on book value. Three Months Ended March 31, 2013 June 30, 2013 Agency Non- Agency Aggregate Portfolio Agency Non- Agency Aggregate Portfolio Annualized Yield(1) 2.9% 9.2% 4.0% 2.7% 9.1% 3.7% Cost of repurchase agreements (0.5%) (2.4%) (0.7%) (0.5%) (2.3%) (0.7%) Cost of interest rate swaps & swaptions (0.5%) - (0.4%) (0.6%) - (0.5%) Cost of financing (1.0%) (2.4%) (1.1%) (1.1%) (2.3%) (1.2%) Net interest spread 1.9% 6.8% 2.9% 1.6% 6.8% 2.5% Portfolio Highlights Annualized Yields by Portfolio(1) Net Interest Spread

110 110 Portfolio Composition 10 (1) “Other” category includes prime jumbo loans of $520.0 million, net economic interest in securitization of $38.3 million, and non-Agency IOs of $8.8 million. (2) Home Equity Conversion Mortgage loans (HECM) are loans that allow the homeowner to convert home equity into cash collateralized by the value of their home. (3) Includes Agency Derivatives (IIOs) of $241.8 million. Highlights Targeted Capital Allocation  Current portfolio positioning reflects cautious stance regarding macro backdrop  Portfolio allocation at June 30, 2013 was 54% Agency and 46% non-Agency and CSLs  Allocation to Residential Real Properties is now zero due to distribution of Silver Bay stock As of June 30, 2013 $16.1B Portfolio $ Millions Agency Bonds $12.2B Non-Agency Bonds $2.9B 30-Year Fixed $8,992 15-Year Fixed $80 HECM(2) $1,837 Other-Fixed $632 IOs and IIOs(3) $471 Hybrid ARMs $171 Mezzanine $499 Senior $2,444 Portfolio Composition Other $0.6B Other(1) $567 Credit Sensitive Loans (CSLs) $0.4B CSLs $438 50% 60% 60% 55% 55% 52% 52% 57% 53% 52% 54% 50% 40% 40% 45% 45% 48% 44% 36% 37% 37% 43% 4% 7% 10% 10% 3% 1% 0% 10% 20% 30% 40% 50% 60% Q4-2010 Q2-2011 Q4-2011 Q2-2012 Q4-2012 Q2 2013 Agency Non-Agency Residential Real Properties Credit Sensitive Loans

110 (3.1%) (1.1%) (1.8%) 0.1% 9.9% (10%) (6%) (2%) 2% 6% 10% 11 110 Key Portfolio Metrics  Low overall implied debt-to-equity of 2.9x(1)  Prepay speeds ― Agency continues low and stable ― Non-Agency continues moving higher  Long-term target debt-to-equity ratios ― Agency: 6.0-7.0x ― Non-Agency: 1.0-1.5x (1) Implied debt-to-equity is calculated after including net long or short TBA position. As of June 30, 2013 and March 31, 2013, the net TBA position was short $2.7 billion and long $2.2 billion notional, respectively. (2) Represents estimated percentage change in equity value for theoretical +100bps parallel shift in interest rates. Change in equity value is total net asset change. (3) Agency weighted average 3-month Constant Prepayment Rate (CPR) includes derivatives. (4) Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, total non-Agency RMBS excluding the company’s non-Agency IO portfolio would be $48.80 at June 30, 2013. (5) Debt-to-equity is defined as total borrowings to fund RMBS, mortgage loans held-for-sale and Agency Derivatives divided by total equity.  Critical to protect book value in a volatile environment  We used a variety of hedging tools to protect book value including short TBAs  Reduced net short position during July Portfolio Metrics Q1-2013 Q2-2013 Agency Weighted average 3-month CPR(3) 7.0% 8.7% Weighted average cost basis(4) $107.8 $108.0 Non-Agency Weighted average 3-month CPR 2.6% 4.0% Weighted average cost basis(4) $52.3 $52.2 Change in equity value for +100bps change in interest rates(2) 0.1% 9.9% Debt-to-Equity(5) 3.1x 3.6x Portfolio Metrics BV Exposure to +100 bps Change in Rates(2) Q1-2012 Hedging Strategy Q4-2012 Q3-2012 Q2-2012 Q2-2013

12 New Initiatives Update Mortgage Servicing Rights (MSRs)  Natural interest rate hedge for portfolio, as well as hedging the mortgage basis  We recently acquired a company with seller-servicer approvals from Fannie Mae, Freddie Mac and Ginnie Mae  We closed two small bulk transactions  In advanced discussions with sellers; potential for significant investment later this year Mortgage Loan Conduit and Securitization  We continue to build aggregation capabilities for prime jumbo residential loans  Positioned to do a securitization should market conditions allow  Opportunity to create attractive mortgage credit investment is beneficial to shareholders Credit Sensitive Loans (CSLs)  Very similar to the performing residential mortgage loans in subprime/Alt-A deals  Potential to securitize and create attractive credit investments GSE Credit Investments  Freddie Mac completed their first deal of $500 million in July  Represents opportunity for investors like Two Harbors to provide capital to the U.S. mortgage market over time

13 Appendix

14 Q2-2013 Return on Book Value Return on book value(1) (Per diluted share amounts, except for percentage) Book value at June 30, 2013 $10.47 Book value at March 31, 2013 11.19 Decrease in book value (0.72) Dividend declared in 2Q13 0.31 Return on book value ($) $(0.41) Return on book value (%) (3.7%) (1) Diluted shares outstanding at end of period, which includes the effect of dilutive outstanding warrants determined using the treasury stock method, are used as the denominator for book value per share calculation.

15 110 Operating Performance 110 $141.6 $524.4 $185.4 $248.0 ($146.1) 26.6% 70.2% 21.6% 26.9% (14.2%) -50% 0% 50% 100% ($300) $0 $300 $600 Q2-2012 Q3-2012 Q4-2012 Q1-2013 Q2-2013 Comprehensive Income ($M) Comprehensive Income ROAE (%) (1) Diluted shares outstanding at end of period, which includes the effect of dilutive outstanding warrants determined using the treasury stock method, are used as the denominator for book value per share calculation. (2) Includes cash dividend of $0.32 per share and Silver Bay common stock distribution amounting to $1.01 per share. (3) Historical dividends may not be indicative of future dividend distributions. The company ultimately distributes dividends based on its taxable income per common share, not GAAP earnings. The annualized dividend yield on the company’s common stock is calculated based on the closing price of the last trading day of the quarter. (4) Dividend yield based on cash dividend of $0.32 only. Does not include Silver Bay common stock distribution, which amounted to $1.01 per share. Book Value and Dividend per Share(1) GAAP Net Income Comprehensive Income Dividends(3) $24.0 $26.8 $189.3 $143.7 $388.6 $0.11 $0.10 $0.64 $0.47 $1.06 $0.00 $0.50 $1.00 $1.50 $- $100 $200 $300 $400 Q2-2012 Q3-2012 Q4-2012 Q1-2013 Q2-2013 GAAP Net Income ($M) GAAP EPS ($) $9.94 $11.44 $11.54 $11.19 $10.47 $0.40 $0.36 $0.55 $1.33(2) $0.31 $8.00 $10.00 $12.00 Q2-2012 Q3-2012 Q4-2012 Q1-2013 Q2-2013 Book Value ($) Dividend declared ($) $0.40 $0.36 $0.55 $0.32 $0.31 15.4% 12.3% 19.9% 10.2%(4) 12.1% 0% 5% 10% 15% 20% 25% $- $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 Q2-2012 Q3-2012 Q4-2012 Q1-2013 Q2-2013 Dividend per Share ($) Dividend Yield (%)

Operating Performance

Operating Performance (In millions, except for per share amounts)	Core Earnings	Realized Gains	Unrealized MTM	Q1-2013 Financials	Core Earnings	Realized Gains	Unrealized MTM	Q2-2013 Financials
Interest income	$134.8	$ -	$ -	$134.8	$145.3	$ -	$ -	$145.3
Interest expense	23.8	-	-	23.8	24.7	-	-	24.7
Net interest income	111.0	-	-	111.0	120.6	-	-	120.6
Net other-than-temporary impairment losses	-	-	(0.2)	(0.2)	-	-	1.4	1.4
Gain on investment securities	0.2	18.9	7.8	26.9	-	66.2	(15.3)	50.9
(Loss) gain on interest rate swap and swaptions[(1)]	(14.0)	(58.7)	91.7	19.0	(19.4)	(4.0)	283.2	259.8
Gain (loss) on other derivative instruments[(2)]	2.9	(12.7)	(6.9)	(16.7)	(1.5)	48.7[(3)]	15.1	62.3
Gain (loss) on mortgage loans held-for-sale	-	0.4	13.9	14.3	-	(18.7)	(16.5)	(35.2)
Other income	-	-	6.3	6.3	0.3	-	1.5	1.8
Total other (loss) income	(10.9)	(52.1)	112.8	49.8	(20.6)	92.2	268.0	339.6
Management fees & other operating expenses	11.3	2.0	-	13.3	22.1	-	-	22.1
Net income (loss) from continuing operations before income taxes	88.8	(54.1)	112.6	147.3	77.9	92.2	266.6	436.7
Income tax (benefit) expense	(0.9)	(4.3)	10.2	5.0	(0.2)	8.8[(3)]	40.5	49.1
Net income (loss) from continuing operations	**89.7**	**(49.8)**	**102.4**	**142.3**	**78.1**	**83.4**	**226.1**	**387.6**
Discontinued operations	-	1.4	-	1.4	-	1.0	-	1.0
Net income (loss)	**$89.7**	**$(48.4)**	**$102.4**	**$143.7**	**$78.1**	**$84.4**	**$226.1**	**$388.6**
Basic and diluted weighted average EPS	$0.29	$(0.16)	$0.34	$0.47	$0.21	$0.23	$0.62	$1.06

Supplemental data:

	Q1-2013 Financials	Q2-2013 Financials
Unrealized gains on interest rate swaps and swaptions economically hedging repurchase agreements and available-for-sale securities	$90.1	$281.5
Income tax expense	(6.1)	(26.5)
Total	$84.0	$255.0

(1) Second quarter 2013 gain on interest rate swap includes $19.4 million in interest costs, of which $1.3 million relates to swaps associated with U.S. Treasuries.
(2) Core Earnings includes $1.5 million and $3.7 million of net premium amortization on credit default swaps for the first quarter and the second quarter of 2013, respectively.
(3) Includes $40.9 million, net of taxes, of realized gains from TBAs and TBA options.

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17 Portfolio Metrics 110 Portfolio Yield Realized Q1-2013 At March 31, 2013 Realized Q2-2013 At June 30, 2013 Annualized yield(1) 4.0% 3.8% 3.7% 3.8% Agency(1) 2.9% 2.9% 2.7% 2.8% Non-Agency 9.2% 9.2% 9.1% 9.1% Cost of financing(2) 1.1% 1.1% 1.2% 1.2% Net interest spread 2.9% 2.7% 2.5% 2.6% Portfolio Metrics Q1-2013 Q2-2013 Agency Weighted average 3-month CPR 7.0% 8.7% Weighted average cost basis(3) $107.8 $108.0 Non-Agency Weighted average 3-month CPR 2.6% 4.0% Weighted average cost basis(3) $52.3 $52.2 Change in equity value for +100bps change in interest rates(4) 0.1% 9.9% Debt-to-Equity(5) 3.1x 3.6x Portfolio Yields and Metrics 110 Agency RMBS CPR Non-Agency RMBS CPR 2.1% 3.0% 3.2% 2.6% 4.0% 0.0% 5.0% 10.0% 15.0% 20.0% Q2-2012 Q3-2012 Q4-2012 Q1-2013 Q2-2013 Non-Agency RMBS CPR 6.0% 6.0% 6.6% 7.0% 8.7% 0.0% 5.0% 10.0% 15.0% 20.0% Q2-2012 Q3-2012 Q4-2012 Q1-2013 Q2-2013 Agency RMBS CPR (1) Agency yield includes impact of Agency Derivatives. Interest income on Agency Derivatives was $4.4 million and $2.3 million for the first quarter of 2013 and the second quarter of 2013, respectively, contributing an additional 0.1% to aggregate yields in the first quarter. (2) Cost of financing RMBS includes interest spread expense associated with the portfolio’s interest rate swaps of $12.8 million and $18.1 million for the first quarter of 2013 and the second quarter of 2013, respectively. Interest spread expense increased cost of financing RMBS by 0.4% and 0.5% in the first quarter of 2013 and the second quarter of 2013, respectively. (3) Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, total non-Agency RMBS excluding the company’s non-Agency interest-only portfolio would be $48.80 at June 30, 2013. (4) Represents range of the percentage change in equity value for + 100bps change in interest rates. Change in equity value is portfolio value change adjusted for leverage. (5) Debt-to-equity is defined as total borrowings to fund RMBS, mortgage loans held-for-sale and Agency Derivatives divided by total equity. Implied debt-to-equity was 3.6x and 2.9x for the first and second quarter of 2013, respectively.

Financing and Hedging Strategy

Interest Rate Swaps[1]

	June 30, 2013			
Swaps Maturities	Notional Amounts ($M)	Average Fixed Pay Rate	Average Receive Rate	Average Maturity (Years)
2013	$ 500	0.523%	0.274%	0.15
2014	900	0.316%	0.277%	0.54
2015	4,000	0.386%	0.278%	1.53
2016	2,650	0.579%	0.276%	2.67
2017 and after	9,435	0.999%	0.277%	4.58
	$ 17,485	0.746%	0.277%	3.26

Financing

Repurchase Agreements: RMBS and Agency Derivatives[2]	June 30, 2013 Amount ($M)	Percent (%)
Within 30 days	$4,751	35%
30 to 59 days	2,938	22%
60 to 89 days	476	4%
90 to 119 days	1,553	12%
120 to 364 days	3,551	26%
One year and over	200	1%
	$13,469	

Interest Rate Swaptions

June 30, 2013

	Option				Underlying Swap			
Swaption	Expiration	Cost ($M)	Fair Value ($M)	Average Months to Expiration	Notional Amount ($M)	Average Fixed Pay Rate	Average Receive Rate	Average Term (Years)
Payer	< 6 Months	$ 28.2	$ 4.6	2.15	$ 2,750	3.13%	3M Libor	8.2
Payer	≥ 6 Months	133.7	221.2	49.35	3,500	3.94%	3M Libor	10.0
Total Payer		$ 161.9	$ 225.8	46.65	$ 6,250	3.58%	3M Libor	9.2

(1) Notional amounts do not include $1.0 billion of notional interest rate swaps economically hedging our trading securities.
(2) Does not include repurchase agreements collateralized by U.S. Treasuries of $1.0 billion and mortgage loans held for sale of $434 million as of June 30, 2013.

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19 Agency Securities as of June 30, 2013 Par Value (M) Market Value (M) % of Agency Portfolio Amortized Cost Basis (M) Weighted Average Coupon Weighted Average Age (Months) 30-Year Fixed 3.0-3.5% $3,819 $3,773 31.0% $4,024 3.1% 9 4.0-4.5% 3,976 4,193 34.4% 4,323 4.1% 14 ≥ 5.0% 932 1,026 8.4% 1,013 5.6% 55 $8,727 $8,992 73.8% $9,360 3.9% 16 15-Year Fixed 3.0-3.5% $75 $77 0.6% $73 3.0% 31 4.0-4.5% 2 2 0.0% 2 4.0% 36 ≥ 5.0% 1 1 0.0% 1 6.8% 106 $78 $80 0.6% $76 3.1% 32 HECM $1,664 $1,837 15.1% $1,785 4.7% 20 Hybrid ARMs 161 171 1.4% 169 3.7% 110 Other-Fixed 581 632 5.2% 628 4.7% 57 IOs and IIOs 4,380 471(2) 3.9% 497 4.5% 69 Total $15,591 $12,183 100.0% $12,515 4.1% 22 (1) As of June 30, 2013, we held short notional TBA positions of $2.7 billion in 3.0-3.5% coupons and $1.4 billion in 4.0-4.5% coupons for risk management purposes. For non-risk management purposes, we were long $1.4 billion TBAs. (2) Represents the market value of $229.5 million of IOs and $241.8 million of Agency Derivatives as of June 30, 2013. (1)

Non-Agency Securities as of June 30, 2013

	Senior Bonds	Mezzanine Bonds	Total P&I Bonds
Portfolio Characteristics			
Carrying Value ($M)	$2,444	$499	$2,943
% of Non-Agency Portfolio	83.0%	17.0%	100.0%
Average Purchase Price[1]	$51.08	$57.45	$52.16
Average Coupon	1.8%	1.4%	1.7%
Collateral Attributes			
Average Loan Age (months)	81	100	85
Average Loan Size ($K)	$246	$189	$237
Average Original Loan-to-Value	77.0%	75.5%	76.7%
Average Original FICO[2]	616	637	620
Current Performance			
60+ Day Delinquencies	35.1%	30.0%	34.2%
Average Credit Enhancement[3]	11.4%	26.2%	13.9%
3-Month CPR[4]	3.6%	5.9%	4.0%

(1) Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, the average purchase price for senior, mezzanine and total non-Agency RMBS, excluding our non-Agency interest-only portfolio, would be $47.62, $55.39 and $48.80, respectively, at June 30, 2013.
(2) FICO represents a mortgage industry accepted credit score of a borrower, which was developed by Fair Isaac Corporation.
(3) Average credit enhancement remaining on our non-Agency RMBS portfolio, which is the average amount of protection available to absorb future credit losses due to defaults on the underlying collateral.
(4) 3-Month CPR is reflective of the prepayment speed on the underlying securitization; however, it does not necessarily indicate the proceeds received on our investment tranche. Proceeds received for each security are dependent on the position of the individual security within the structure of each deal.

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Agency: Vintage & Prepayment Protection Q1-2013 Q2-2013 High LTV (predominately MHA)(1) 27% 26% $85K Max Pools(2) 22% 20% HECM(3) 15% 15% Other Low Loan Balance Pools(4) 15% 14% 2006 & subsequent vintages – Premium and IOs 2% 8% Low FICO(5) 7% 6% Seasoned (2005 and prior vintages) 5% 5% Prepayment Protected 5% 4% 2006 & subsequent vintages – Discount 2% 2% Portfolio Composition as of June 30, 2013 Implicit or Explicit Prepayment Protection Non-Agency: Loan Type Q1-2013 Q2-2013 Sub-Prime 87% 87% Option-ARM 7% 7% Alt-A 4% 4% Prime 2% 2% (1) Securities collateralized by loans with greater than or equal to 80% loan-to-value ratio (LTV). High LTV pools are predominately Making Homeownership Affordable (MHA) pools. MHA pools consist of borrowers who have refinanced through the Home Affordable Refinance Program (HARP). (2) Securities collateralized by loans of less than or equal to $85K. (3) Home Equity Conversion Mortgage loans (HECM) are loans that allow the homeowner to convert home equity into cash collateralized by the value of their home. (4) Securities collateralized by loans of less than or equal to $175K, but more than $85K. (5) Securities collateralized by loans held by lower credit borrowers as defined by FICO. 21